                                                                     Exhibit 4.3


     WARRANT AGREEMENT dated as of April 13, 1995 between DATA CRITICAL CORP., an Oklahoma corporation (the "Company"), and SPENCER TRASK SECURITIES INCORPORATED (the "Agent").

                         W  I  T  N  E  S  S  E  T  H
                         ----------------------------

     WHEREAS, the Agent has agreed, pursuant to the Placement Agency Agreement dated as of March 8, 1995, between the Agent and the Company (the "Agency Agreement"), to act as the placement agent in connection with the Company's proposed private placement (the "Offering") of up to 40 Units (capitalized terms not otherwise defined herein shall be as defined in the Agency Agreement); and

     WHEREAS, the company is required to issue to the Agent warrants ("Warrants") to purchase a number of shares of Common Stock, $.001 par value, of the Company ("Common Stock"), as set forth below; and

     NOW, THEREFORE, in consideration of the premises, the payment by the Agent to the Company of ONE DOLLAR, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Grant. The Agent is hereby granted the right as evidenced by the
          -------
Warrants, to purchase 220,219 shares of Common Stock of the Company, an such number may be adjusted pursuant hereto ("Warrant Shares"), at any time from the date hereof until 5:30 p.m., New York time, on the later of (i) the fifth anniversary of the date of Final Closing and (ii) the third anniversary of the Closing date of the Company's initial public offering occurring within such five-year period (the "Warrant Exercise Term"), at the Exercise Price. "Exercise price" shall initially mean $0.80 per share of Common Stock as such price may be, from time to time, adjusted pursuant to Section 7 hereof.

     2.   Warrant certificates. On each Closing Date, the Company shall deliver
          ---------------------
to the Agent warrant certificates (the "Warrant Certificates") evidencing Warrants to purchase the Warrant Shares. Each Warrant Certificate delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement and shall be delivered without tax, cost or other expense of any kind to the Agent. Within 30 days after the Closing Date, the Agent may surrender such Warrant Certificate in exchange for Warrant Certificates to purchase the Warrant Shares to be issued to the Agent's designees, each of whom shall consist of broker-licensed employees of the Agent.

     3.   Exercise of Warrant.
          --------------------

     3.1  Method of Exercise. The Warrant Certificates may be exercised by the
          -------------------
Agent and/or other registered holders ("Holders") thereof by surrender of such Warrant Certificate with the annexed Form of Election to Purchase Pursuant to Section 3.1 duly executed, together with payment of the Exercise Price by certified or official bank check in New York Clearing House funds for the Warrant Shares purchased, at the Company's principal offices at 2733 152nd Avenue, Redmond, Washington 98052. Warrant Certificates may be exercised to purchase all or part of the Warrant snares covered thereby (but not for fractional shares of Common Stock). in the event that any Warrant Certificate is exercised to purchase less than all the Warrant Shares covered thereby, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares,

     3.2   Exercise by Surrender of Warrant. Warrants may also be exercised, in
           ---------------------------------
full or in part, without cash payment, at any time after registration of the Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act"), by surrendering the Warrant Certificate with the annexed Form of Election to Purchase Pursuant to Section 3.2 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the market Price (as hereinafter defined) of the Common Stock minus the Exercise Price and the denominator of which is such Market Price. For all purposes of this Agreement, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last five trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market ("Nasdaq"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to its.

     4.   Issuance of Certificates. Upon the exercise of the Warrants, the
          -------------------------
issuance of certificates for the Warrant Shares shall be made promptly (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof. Such Certificates shall (subject to the provisions of Sections 5 and 6 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which my be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax is not due or has been paid. The Warrant certificates and the certificates representing the Warrant Shares shall be duly executed on behalf of the Company. Warrant Certificates shall be dated the date of initial issuance, division, exchange, substitution or transfer.

     5.   Transfer Of Securities. The Agent and Holders covenant and agree that
          -----------------------
they are acquiring the Warrants and the Warrant Shares (collectively, the "Warrant Securities") for their own account, for investment, and not with a view to distribution thereof. Holders of the Warrants or Warrant Shares may transfer such Warrants or Warrant Shares only in compliance with applicable federal and state securities laws. In order for any transferee of any Warrants or Warrant Shares to receive any of the benefits of this Agreement, the Company must have received notice of such transfer, at the address in section 3.1 above, in the form of assignment attached hereto, accompanied by an opinion of counsel, which opinion of counsel shall be reasonably acceptable to the Company, that an exemption from registration of such Warrants or Warrant Shares under the Securities Act of 1933, as amended, (the "1933 Act") and under any applicable state securities laws is available. Any transferee must also covenant and agree that it is acquiring such Warrants or Warrant Shares, as the case may be, as an investment and not with a view to distribution thereof.

     6.   Registration.
          -------------

     6.1  No Registration Under the 1933 Act. The warrant Securities have not
          -----------------------------------
been registered under the 1933 Act or any state securities or "blue sky" laws and may not be resold except pursuant to an effective registration statement thereunder or exemption therefrom. The Warrant Certificates and certificates representing the Warrant Shares shall bear the legend set forth below:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws, and may not be offered or sold except pursuant to (i) an effective registration statement under such Act and such laws, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to the issuer, that an exemption from registration under such Act and laws is available."

     6.2  Registration Rights. Reference is made to the Amended and Restated
          --------------------
Registration Rights Agreement dated February 22, 1995, between the Company, certain principal stockholders of the Company, purchasers of Units in the offering and holders of certain warrants of the Company (the "Registration Agreement"). The Company and the Holders agree that the Holders shall be entitled to such rights and benefits with respect to registration of the Warrant Shares as if the Holders were party to such Registration Agreement as holders of Restricted Stock (as defined in the Registration Agreement) and the Warrant Shares shall be considered as Restricted Stock for all purposes under the Registration Agreement. The Company shall execute all such additional agreements or documents as any Holder shall reasonably request to give effect to this
Section 6.2.

     7.   Adjustments to Exercise Price and Number of Securities
          ------------------------------------------------------

     7.1  Computation of Adjusted Exercise Price. Except as hereinafter
          ---------------------------------------
provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the grants, issuances or sales referred to in Section 7.7 hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants, or upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, then forthwith upon such issuance or sale, the

Exercise Price shall (until another such issuance or sale) be reduced to the lower at the price (calculated to the nearest full cent), determined by dividing
(i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing Exercise Price, and (b) the aggregate amount of the consideration, if any, received by the Company upon such issuance or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

     In no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, an provided by Section 7.3 hereof.

     For the purposes of any computation to be made in accordance with this
Section 7.1, the following provisions shall be applicable:

     (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares or, if either of such securities shall be sold to underwriters or dealers for public offering, the initial public offering price, in all cases before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

     (ii) In came of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to he the value of such consideration as determined in good faith by the Board of Directors of the Company irrespective of any accounting treatment.

     (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business an the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

     (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 7.1.

     (v) The number of shares at Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issu-ance thereof) upon the exercise of options, rights, warrants, and upon the conversion or exchange of convertible or exchangeable securities.

     7.2  Options, Rights, Warrants and Convertible and Exchange Securities. In
          ------------------------------------------------------------------
case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares at Common Stock other than as set forth in
Section 7.7, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 7.1 hereof, provided that:

     (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

     (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares at Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

     (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 7.2, or in the price per share at which the securities referred to in subsection
(b) of this Section 7.,2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

     (d) Upon the termination or expiration of any options, warrants or rights referred to in Section (a) of this Section 7.2, or the termination or expiration at any convertible or exchangeable securities referred to in Section (b) of this
Section 7.2, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, warrants or rights, or convertible or exchangeable securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of convertible or exchangeable securities.

     7.3  Subdivision and Combination. In case the Company shall at any time
          ----------------------------
subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     7.4  Adjustment in Number of Shares. Upon each adjustment of the Exercise
          -------------------------------
Price pursuant to the provisions of this Section 7, the number of Warrant Shares issuable upon exercise of the Warrants shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of time Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     7.5  Definition of Common Stock.  For the purpose of this Agreement, the
          ---------------------------
term "Common Stock" shall mean (i) the class of stock designated an Common Stock in the Certificate of Incorporation of the Company as such Certificate of Incorporation may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value or from no par value to par value.

     7.6  Merger or Consolidation. In case of any consolidation of the Company
          ------------------------
with, or merger of the Company with, or merger of the Company into, another corporation other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this section 7. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

     7.7  No Adjustment of Exercise Price in Certain Cases. No adjustment of the
          -------------------------------------------------
Exercise Price shall be made:

     (a) Upon the grant of options, or the issuance or sale of Common Stock, to officers, directors, employees or consultants of the Company, whether done directly or pursuant to any existing or future stock option, stock purchase or restricted stock plan approved by the Company's Board of Directors, including, but not limited to, the grant of options under the Data Critical Corp. 1994 Stock Option Plan and the exercise of outstanding and future options granted thereunder.

     (b) Upon the issuance of Common Stock upon conversion of any shares of the Company's issued and outstanding Preferred Stock (including Preferred Stock sold in the Offering) and the Company's outstanding Series A convertible Participating Preferred Stock.

     (c) Upon exercise of this Warrant or any other stock warrants or options issued and outstanding as of the date hereof.

     (d) If the amount of said adjustment shall be less than $.02 per Warrant Share; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least $.02 per Warrant Share,

     7.8  Dividends and Other Distributions. In the event that the Company
          ----------------------------------
shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidence of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 7.8.

     8.   Exchange and Replacement of Warrant Certificates.
          -------------------------------------------------

     (a) Each Warrant Certificate is exchangeable upon the surrender thereof by the registered Holder at the principal office of the Company and reimbursement to the company of all reasonable expenses incidental thereto, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     9.   Elimination of Fractional Interests. The Company shall not be required
          ------------------------------------
to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.

     10.  Reservations of Securities. The Company shall at all times reserve and
          ---------------------------
keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

     11.  Notice to Warrant Holders.  Nothing contained in this Agreement shall
          --------------------------
be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

     (a) the Company intends to declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets (other than shares of Common Stock), whether issued by the company or by another, or any other thing of value; or

     (b) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or

     (c) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option right or warrant to subscribe therefor; or

     (d) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights., or entitled to vote on such proposed dissolution,, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     12   Notices.  All notices, requests, consents and other communications
           -------
hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

     (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

     (b) If to the Company, to the address set forth in Section 3. 1 hereof or to such other address as the Company may designate by notice to the Holders; or

     (c) If to the Agent, to 535 Madison Avenue, 18th Floor, New York, New York 10022.

     13.  Supplements and Amendments. The Company and the Agent may from time to
          ---------------------------
time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Agent) in order to cure any ambiguity, to correct or supplement any provision contained heroin which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Agent may deem necessary or desirable and which the Company and the Agent deem shall not adversely affect the interests of the Holders of Warrant Certificates. Other amendments to this Agreement may be made only with the written consent of the Holders of a majority of the Warrant securities.

     14.   Successors. All the covenants and provisions of this Agreement shall
           -----------
be binding upon and inure to the benefit of the Company, the Agent, the Holders and their respective successors and assigns hereunder.

     15.  Termination.  This Agreement shall terminate on the eighth anniversary
          ------------
of the First Closing. Notwithstanding the foregoing, the indemnification provisions of Section 6 shall survive such termination until the expiration of the applicable statute of limitations.

     16.  Governing Law: Submission to Jurisdiction.  This Agreement and each
          ------------------------------------------
Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     The Company, the Agent and the Holders by accepting Warrants issued pursuant to this Agreement, hereby agree that any action, proceeding or claim against it or them arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the United States and the State of New York located in the City of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Agent and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.

Any process or summons to be served upon any of the Company, the Agent and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Agent and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     17.  Entire Agreement; Modification. This Agreement (including the
          -------------------------------
Placement Agency Agreement and the Registration Agreement to the extent referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except as provided in Section 13 or by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     18.  Severability. It any provision of this Agreement shall be held to be
          -------------
invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     19.  Captions. The caption headings of the Sections of this Agreement are
          ---------
for convenience of reference only and are not intended, nor, should they be construed as, a part of this Agreement and shall be given no substantive effect.

     20.  Benefits of this Agreement. Nothing in this Agreement shall be
          ---------------------------
construed to give to any person or corporation other than the Company and the Agent and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right; remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Agent and any other Holder(s) of the Warrant Certificates or warrant Securities.

     21.  Counterparts. This Agreement may be executed in any number of
          -------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                                                                       EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS, OR (II) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSURER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND LAWS IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. [WARRANT NO.]                              [SHARES] Warrants

                              WARRANT CERTIFICATE

This Warrant Certificate, certifies that [HOLDER] is the registered holder of [SHARES] Warrants each to purchase initially, at any time after the date hereof until 5:30 p.m. New York time on the later of (i) the fifth anniversary of the Final Closing and (ii) the third anniversary of the closing date of the initial public offering of Data Critical Corp. (the "Company") occurring within such five-year period (the "Expiration Date") one fully paid and non-assessable share of Common Stock, $.001 par value ("Common Stock"), of the Company at the initial exercise price, subject to adjustment in certain events (the "Exercise Price") , of $.80 per share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the Warrant Agreement dated as of April 13, 1995 between the Company and Spencer Trask Securities Incorporated (the "Warrant Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank check in Now York clearing House funds payable to the order of the Company.

     No Warrant may be exercised after 5:30 p.m., New York time,. on the Expiration Date, at which time all Warrants evidenced hereby,. unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in, and made a part of, this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Agent and the holders (the words "holders" or "holder" meaning the registered holder or registered holders) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate in accordance with the Warrant Agreement at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided. Upon the exercise or less than without any charge evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof , and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Warrantholders who currently hold this Form of Common Stock Warrant

--------------------------------------------------------------------------
 Warrant
     No.      Holder                                               Shares
--------------------------------------------------------------------------
     W-2      David Banker                                             158
--------------------------------------------------------------------------
     W-3      Naresh Belwal                                            369
--------------------------------------------------------------------------
     W-4      Georges Boyer                                          1,265
--------------------------------------------------------------------------
     W-5      Tim Collins                                              949
--------------------------------------------------------------------------
     W-6      Bill Dioguardi                                         1,912
--------------------------------------------------------------------------
     W-7      Rob DiVenere                                             211
--------------------------------------------------------------------------
     W-9      Don Spongberg                                            791
--------------------------------------------------------------------------
    W-10      Bill Stein                                               422
--------------------------------------------------------------------------
    W-11      Harriot Stewart                                          211
--------------------------------------------------------------------------
    W-12      Ed Taylor                                                263
--------------------------------------------------------------------------
    W-13      Spencer Trask Holdings Inc.                            1,318
--------------------------------------------------------------------------
    W-14      First National Fund                                      211
--------------------------------------------------------------------------
    W-15      Locus Trust                                              791
--------------------------------------------------------------------------
    W-16      Richard A. Oshkims Irrevocable Trust dated             1,125
              11/21/90
--------------------------------------------------------------------------
    W-17      John Steimetz                                          1,322
--------------------------------------------------------------------------
    W-18      Laura McNamara                                           750
--------------------------------------------------------------------------
    W-19      Donna Baselice                                           375
--------------------------------------------------------------------------
    W-20      Spencer Trask Holdings Inc.                            5,670
--------------------------------------------------------------------------
    W-24      William P. Dioguardi                                   1,795
--------------------------------------------------------------------------
    W-25      Oshkim Limited Partners                                8,388
--------------------------------------------------------------------------
    W-26      William Stein                                             70
--------------------------------------------------------------------------
    W-27      Laura M. McNamara                                        293
--------------------------------------------------------------------------
    W-28      Spencer Trask Holdings Inc.                            7,189
--------------------------------------------------------------------------
    W-29      First National Fund Corp.                                213
--------------------------------------------------------------------------
    W-30      Oshkim Limited Partnership                            36,938
--------------------------------------------------------------------------

                                      -13-